EXHIBIT 21.1

The following is a list of all of Pioneer Energy Services Corp.'s direct and indirect subsidiaries:

1.	Pioneer Drilling Services, Ltd., a Texas corporation - 100% direct subsidiary.

2.	Pioneer Global Holdings, Inc., a Delaware corporation - 100% indirect subsidiary-100% owned by Pioneer Drilling Services, Ltd.

3.	Pioneer Services Holdings, LLC, a Delaware limited liability company - 100% indirect subsidiary-100% owned by Pioneer Global Holdings, Inc.

4.	Pioneer Latina Group SDAD, Ltda., a Panama corporation - 100% indirect subsidiary-owned by Pioneer Global Holdings, Inc. (99%) and Pioneer Services Holdings, LLC (1%).

5.	PDC Holdings de Mexico, S. de R.L. de C.V. - 100% indirect subsidiary-owned by Pioneer Global Holdings, Inc. (99%) and Pioneer Services Holdings, LLC (1%).

6.	PDC Logistics de Mexico, S. de R.L. de C.V. - 100% indirect subsidiary-owned by PDC Holdings de Mexico, S. de R.L. de C.V. (99.9%) and Pioneer Services Holdings, LLC (0.1%).

7.	PDC Drilling Mexicana, S. de R.L. de C.V. - 100% indirect subsidiary-owned by PDC Holdings de Mexico, S. de R.L. de C.V. (99.9%) and Pioneer Services Holdings, LLC (0.1%).

8.	Pioneer de Colombia SDAD, Ltda., a Panama corporation - 100% indirect subsidiary-owned by Pioneer Latina Group SDAD, Ltda. (99%) and Pioneer Services Holdings, LLC (1%).

9.	Pioneer de Colombia SDAD, Ltda., Surcusal Colombia, a Colombian branch - 100% indirect subsidiary-100% owned by Pioneer de Colombia SDAD, Ltda.

10.	Proveedora Internacional de Taladros S.A.S - 100% indirect subsidiary-100% owned by Pioneer Global Holdings, Inc.

11.	Pioneer Production Services, Inc., a Delaware corporation - 100% direct subsidiary.

12.	Pioneer Wireline Services Holdings, Inc., a Delaware corporation - 100% indirect subsidiary-100% owned by Pioneer Production Services, Inc.

13.	Pioneer Wireline Services, LLC, a Delaware limited liability company - 100% indirect subsidiary-100% owned by Pioneer Wireline Services Holdings, Inc.

14.	Pioneer Well Services, LLC, a Delaware limited liability company - 100% indirect subsidiary-100% owned by Pioneer Production Services, Inc.

15.	Pioneer Fishing & Rental Services, LLC, a Delaware limited liability company - 100% indirect subsidiary-100% owned by Pioneer Production Services, Inc.

16.	Pioneer Coiled Tubing Services, LLC, a Delaware limited liability company - 100% indirect subsidiary-100% owned by Pioneer Production Services, Inc.